                                                     Registration No. 333-

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2002
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                           DELTA GALIL INDUSTRIES LTD.
             (Exact name of registrant as specified in its charter)

           Israel                                                   N/A
(State or OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
incorporation or organization)                               Identification No.)

                                2 KAUFMAN STREET
                             TEL AVIV, ISRAEL 68012
               (Address of Principal Executive Offices) (Zip Code)

                         2002 EMPLOYEE SHARE OPTION PLAN
                            (Full title of the plan)


                              DELTA GALIL USA INC.
                             150 MEADOWLANDS PARKWAY
                               SECUACUS, NJ 07094
                               TEL: (201) 902-0055
           (Name and address of agent for service; telephone number,
                   including area code, of agent for service)



 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

                                          CALCULATION OF REGISTRATION FEE

============================= ================ ===================== ============================= =================
                                 Amount to       Proposed Maximum
    Title of Securities             be            Offering Price     Proposed Maximum Aggregate       Amount of
      to be Registered         Registered(1)      per Share (2)      Offering Price (2)            Registration Fee
----------------------------- ---------------- --------------------- ----------------------------- -----------------
      Ordinary Shares            1,100,000            $ 8.72               $9,592,000                 $883.00
============================= ================ ===================== ============================= =================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Plan.
(2) Calculated pursuant to Rule 457(c) and (h) based on the last sale of the Registrant's ordinary shares on the Nasdaq National Market on December 27, 2002.

--------------------------------------------------------------------------------

The Israel Securities Authority has issued an exemption under Section 15D of the Israel Securities Law, 1968 with respect to the securities registered hereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Delta Galil Industries Ltd. will send or give the information specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1) of the Securities Act. Delta Galil Industries is not obligated to file these documents with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Delta Galil Industries Ltd. (the "Registrant") with the Commission are incorporated herein by reference as of their respective dates:

                  (1) The Registrant's annual report on Form 20-F (file number 0-30020) for the fiscal year ended December 31, 2001 (the "Annual Report on Form 20-F");

                  (2) The Registrant's current reports on Form 6-K since January 1, 2002

                  (3) The description of the Registrant's ordinary shares, par value NIS 1.00 per share that appears in the Registrant's Registration Statement on Form 8-A, dated March 15, 1999, filed under Section 12 of the Securities Exchange Act of 1934 (the "Securities Exchange Act") on March 15, 1999, except to the extent that such description has been superseded by the descriptions set forth in "Item 9 - Offer and Listing" and "Item 10: Additional Information" in the Annual Report on Form 20-F; and

                  (4) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         I. Amihud Ben-Porath and his wife Rachel are jointly the beneficial owners of 34,418 ordinary shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Israeli Companies Law provides that an Israeli company cannot exculpate an office holder from liability with respect to a breach of his duty of loyalty, but may exculpate in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care. Delta Galil's Articles of Association provide that subject to any restrictions imposed by the Companies Law, Delta Galil may enter into a contract for the insurance of the liability of any of its directors and office holders with respect to:

         o  a breach of his duty of care to Delta Galil or to another person;

         o a breach of his duty of loyalty to Delta Galil, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice Delta Galil's interests; or

         o a financial liability imposed upon him in favor of another person in respect of an act performed by him in his capacity as an office holder.

Delta Galil's Articles of Association also include the following provisions:

         o a provision authorizing Delta Galil to grant in advance an undertaking to indemnify an office holder, provided that the undertaking is limited to types of events that the board of directors deems to be anticipated and limited to an amount determined by the board of directors to be reasonable under the circumstances;

         o a provision authorizing Delta Galil to retroactively indemnify an office holder;

         o a provision authorizing Delta Galil to indemnify an office holder against a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court in respect of an act performed in his capacity as an office holder; and

         o a provision authorizing Delta Galil to indemnify an office holder against reasonable litigation expenses, including attorneys' fees, expended by such office holder or charged to him by a court, in proceedings Delta Galil institutes against him, or instituted on Delta Galil's behalf or by another person, or in a criminal charge from which he was acquitted, all in respect of an act performed in his capacity as an office holder.

         These provisions are specifically limited in their scope by the Companies Law, which provides that a company may not indemnify an office holder for, nor enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of, any of the following:

         o a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

         o a breach by the office holder of his duty of care if such breach was done intentionally or in disregard of the circumstances of the breach or its consequences;

         o any act or omission done with the intent to derive an illegal personal benefit; or

         o any fine levied against the office holder as a result of a criminal offense.

         In addition, pursuant to the Companies Law, indemnification of and procurement of insurance coverage for Delta Galil's office holders must be approved by its audit committee and board of directors and, for indemnification and insurance for directors, also by its shareholders.

         Delta Galil has obtained directors' and officers' liability insurance covering the officers and directors of Delta Galil and its subsidiaries for claims arising from wrongful acts they committed in their capacity as an officer or a director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

         Exhibit No.     Description
         -----------     -----------

         4.1             Specimen Certificate for ordinary shares*

         4.2 Articles of Association of Delta Galil Industries Ltd., as amended**

         4.3 English translation of 2002 Share Option Plan to employees of the Registrant and/or its subsidiaries

         5.1 Opinion of I. Amihud Ben-Porath, Hamou & Co. with respect to the legality of the ordinary shares being registered.

         23.1 Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited

         23.2 Consent of I. Amihud Ben-Porath, Hamou & Co. (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

         24.1            Powers of Attorney (included on the signature page)


* Incorporated by reference from Amendment No. 1 to the Registrant's Registration Statement on Form F-1, File No. 333-10062, filed on March 16, 1999.

**       Incorporated by reference from the Registrant's Annual Report on Form
20-F, for the year ended December 31, 2000.

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or for the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Delta Galil Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, State of Israel, on December 30, 2002.

                                      DELTA GALIL INDUSTRIES LTD.


By: /s/ Aviram Lahav                  By: /s/ Arnon Tiberg
   -----------------------------------   ---------------------------------------
     Aviram Lahav                          Arnon Tiberg
     CHIEF FINANCIAL OFFICER               PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Arnon Tiberg and Dov Lautman, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all future amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                                     Title                                        Date


/s/ Dov Lautman                  Chairman of the Board of Directors                         December 29, 2002
-----------------------
Dov Lautman

/s/ Arnon Tiberg                 President and Chief Executive Officer (principal           December 29, 2002
-----------------------          executive officer)
Arnon Tiberg

/s/ Aviram Lahav                 Chief Financial Officer (principal financial and           December 29,2002
-----------------------          accounting officer)
Aviram Lahav

/s/ Lee A. Chaden                Director                                                   December 29, 2002
-----------------------
Lee A. Chaden

/s/ Aharon Dovrat                Director                                                   December 29, 2002
-----------------------
Aharon Dovrat

                                 Director
-----------------------
R. Henry Kleeman

/s/ Harvey M. Krueger            Director                                                   December 29, 2002
-----------------------
Harvey M. Krueger

/s/ Gideon Lahav                 Director                                                   November 18, 2000
-----------------------
Gideon Lahav


/s/ Noam Lautman                 Director                                                   December 29, 2002
-----------------------
Noam Lautman

/s/ Peter Petrillo               Director                                                   December 29, 2002
-----------------------
Peter Petrillo

/s/ Dan Proper                   Director                                                   December 29, 2002
-----------------------
Dan Proper

/s/ Zalman Shalev                Director                                                   December 29, 2002
-----------------------
Zalman Shalev

                                 Director
-----------------------
Amiram Sivan

/s/ Amior Vinocourt              Director                                                   December 29, 2002
-----------------------
Amior Vinocourt

/s/ Ann E. Ziegler               Director                                                   December 29, 2002
-----------------------
Ann E. Ziegler


Authorized Representative in the United States:
DELTA GALIL USA INC.

By: /s/ Steven Lockuff                                     December 29, 2002
   -------------------------------------------
     Name: Steven Lockuff
     Title: Secretary